Exhibit 99.01

News

Media Contact:	Terri Cohilas
404-506-5333 or 1-866-506-5333
media@southerncompany.com
www.southerncompany.com

Investor Relations Contact:

Glen Kundert
404-506-5135
gakunder2@southernco.com

Oct. 23, 2008

Southern Company third quarter positive

despite economic challenges, mild weather

ATLANTA – Southern Company reported third quarter earnings of $780.4 million, or $1.01 a share. The earnings compared with $762.0 million, or $1.00 a share, in the third quarter of 2007.

Earnings for the first nine months of 2008 were $1.56 billion, or $2.02 a share, compared with $1.53 billion, or $2.03 a share, for the same period a year ago.

Earnings for the nine months ended Sept. 30, 2008, included a $67 million charge, or 9 cents per share, related to three leveraged leases from the 1990s when Southern Company pursued development of international energy projects. Earnings for the third quarter and nine months ended Sept. 30, 2007, included synthetic fuel earnings of 1 cent per share and 7 cents per share, respectively.

Excluding the impact of synthetic fuel investments, Southern Company earned $1.01 a share for the third quarter of 2008, compared with 99 cents a share for the same period in 2007. Excluding the impact of synthetic fuel investments and charges related to the leveraged leases, earnings for the first nine months of 2008 were $2.11 a share, compared with $1.96 a share for the same period in 2007.

Revenues for the third quarter were $5.43 billion compared with $4.83 billion in the third quarter of 2007, a 12.3 percent increase. For the first nine months of the year, revenues totaled $13.32 billion, compared with $12.01 billion in the same period a year ago, an increase of 10.9 percent.

Chairman, President and CEO David M. Ratcliffe said that despite the challenges of mild weather, a sluggish economy and turmoil in the financial markets, Southern Company’s businesses continued to perform well overall in the third quarter, giving the company positive results and keeping the company on track to deliver on its financial and operational goals for the year.

“We remain committed to the strategy that has provided our customers with reliable energy and outstanding service at prices below the national average and that has rewarded investors, even in challenging times,” Ratcliffe said.

The economy in the Southeast continues to experience the same stress as other regions of the country, but to a lesser degree. While customer growth has slowed, it is still positive. Southern Company is serving more than 28,000 additional customers, compared with the same time last year. This growth partially offset a decrease in usage.

Positive third-quarter earnings drivers include increased retail rates and revenues from market-response rates offered to commercial and industrial customers. These positive drivers were primarily offset by mild summer temperatures as compared to the same period in 2007, and asset depreciation primarily associated with increased investment in environmental equipment and transmission and distribution equipment. These investments are needed to produce cleaner energy and maintain reliability.

In the third quarter, kilowatt-hour sales to retail customers in Southern Company’s four-state service area decreased 4.6 percent compared with sales during the 2007 third quarter. Residential electricity sales decreased 7.6 percent. Commercial sales decreased 2.3 percent and industrial sales declined 3.4 percent. Total sales of electricity to Southern Company’s customers in the Southeast, including wholesale sales, are down 2.5 percent compared with the third quarter last year. The major contributor to the decrease in third-quarter sales was the milder weather as compared to the same period last year.

For the first nine months of 2008, kilowatt-hour sales to Southern Company’s retail customers decreased 1.7 percent compared with sales during the same period in 2007. Residential electricity sales decreased 3.4 percent, commercial sales are unchanged and industrial sales declined 1.6 percent as compared with the first nine months of 2007. Total sales of electricity to Southern Company’s customers in the Southeast, including wholesale sales, are down 0.4 percent compared with the first nine months of last year.

With 4.4 million customers and more than 42,000 megawatts of generating capacity, Atlanta-based Southern Company (NYSE: SO) is the premier energy company serving the Southeast. A leading U.S. producer of electricity, Southern Company owns electric utilities in four states and a growing competitive generation company, as well as fiber optics and wireless communications. Southern Company brands are known for excellent customer service, high reliability and retail electric prices that are significantly below the national average. Southern Company has been listed the top ranking U.S. electric service provider in customer satisfaction for nine consecutive years by the American Customer Satisfaction Index (ACSI). Visit our Web site at www.southerncompany.com.

Cautionary Note Regarding Forward-Looking Statements:

Certain information contained in this release is forward-looking information based on current expectations and plans that involve risks and uncertainties. Forward-looking information includes, among other things, statements concerning results of operations. Southern Company cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of Southern Company; accordingly, there can be no assurance that such suggested results will be realized. The following factors, in addition to those discussed in Southern Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and subsequent securities filings, could cause results to differ materially from management expectations as suggested by such forward-looking information: the impact of recent and future federal and state regulatory change, including legislative and regulatory initiatives regarding deregulation and restructuring of the electric utility industry, implementation of the Energy Policy Act of 2005, environmental laws including regulation of water quality and emissions of sulfur, nitrogen, mercury, carbon, soot, or particulate matter and other substances, and also changes in tax and other laws and regulations to which Southern Company and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation, regulatory investigations, proceedings, or inquiries, including the pending EPA civil actions against certain Southern Company subsidiaries, FERC matters, IRS audits, and Mirant matters; the effects, extent, and timing of the entry of additional competition in the markets in which Southern Company’s subsidiaries operate; variations in demand for electricity, including those relating to weather, the general economy, population and business growth (and declines), and the effects of energy conservation measures; available sources and costs of fuels; effects of inflation; ability to control costs; investment performance of Southern Company’s employee benefit plans; advances in technology; state and federal rate regulations and the impact of pending and future rate cases and negotiations, including rate actions relating to fuel and storm restoration cost recovery; regulatory approvals related to the potential Plant Vogtle expansion, including Georgia PSC and NRC approvals; the performance of projects undertaken by the non-utility businesses and the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued; potential business strategies, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to Southern Company or its subsidiaries; the ability of counterparties of Southern Company and its subsidiaries to make payments as and when due and to perform as required; the ability to obtain new short- and long-term contracts with neighboring utilities; the direct or indirect effect on Southern Company’s business resulting from terrorist incidents and the threat of terrorist incidents; interest rate fluctuations and financial market conditions and the results of financing efforts, including Southern Company’s and its subsidiaries’ credit ratings; the ability of Southern Company and its subsidiaries to obtain additional generating capacity at competitive prices; catastrophic events such as fires, earthquakes, explosions, floods, hurricanes, droughts, pandemic health events such as an avian influenza, or other similar occurrences; the direct or indirect effects on Southern Company’s business resulting from incidents similar to the August 2003 power outage in the Northeast; and the effect of accounting pronouncements issued periodically by standard setting bodies. Southern Company and its subsidiaries expressly disclaim any obligation to update any forward-looking information.

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